UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2013 (March 18, 2013)

QUANTUM MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-146533	20-8195578
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12326 Scott Drive Kingston, OK	73439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  214-701-8779

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On March 18, 2013, a Special Meeting of Stockholders was held. At the meeting, the stockholders approved resolutions authorizing the filing of a Certificate of Amendment to the Corporation’s Articles of Incorporation with the Secretary of State of the State of Nevada. Such amendment authorized amending Article 3 of the Articles of Incorporation to authorize the issuance of up to 400,000,000 shares of Common Stock, $.001 par value. At the meeting, the inspectors reported that there were 110,303,452 shares that have voted in favor of the proposal, there are 2,999,588 shares voted against the proposal and 14,065 shares that have abstained from voting.

SIGNATURES

QUANTUM MATERIALS CORP.
(Registrant)

Dated: March 20, 2013	By:	/s/ Stephen Squires
Stephen Squires
Chief Executive Officer